                                                                   Exhibit D-4.2

                           UNITED STATES OF AMERICA
                           ------------------------

                         NUCLEAR REGULATORY COMMISSION
                         -----------------------------

In the Matter of                  )
                                  )
AMERGEN ENERGY COMPANY, LLC       )     Docket No. 50-461
                                  )
(Clinton Power Station)           )

                 ORDER APPROVING APPLICATION REGARDING PROPOSED

                            CORPORATE RESTRUCTURING

                                      I.

     AmerGen Energy Company (AmerGen, the licensee) is the holder of Facility Operating License No. NPF-62, which authorizes AmerGen to possess, use, and operate Clinton Power Station (the facility). The facility is located at the licensee's site in DeWitt County, Illinois. British Energy, Inc., and PECO Energy Company (PECO) each own 50 percent of AmerGen.

                                      II.

     By application dated July 19, 2000, AmerGen requested approval of the indirect transfer of the facility operating license to Exelon Corporation, to the extent such would occur upon PECO becoming a subsidiary of Exelon Corporation, a new corporation to be formed in connection with the proposed merger of Unicom Corporation (Unicom), the parent of Commonwealth Edison Company, and PECO. Supplemental information was provided by a submittal dated September 15, 2000.

     Under the proposed merger, PECO will become a direct or indirect subsidiary of Exelon Corporation. The merger was previously the subject of an AmerGen application dated February 28, 2000, in which AmerGen requested approval of the indirect transfer of the Clinton license

(and certain other licenses held by AmerGen) that would occur as a result of a proposed transfer of PECO's 50 percent interest in AmerGen to Exelon Generation Company, LLC (EGC). EGC is to be formed in connection with the merger between Unicom and PECO referred to above, and will also become a subsidiary of Exelon Corporation. British Energy, Inc., is not involved in the merger, and its interest in AmerGen will remain unchanged. The February 28, 2000, application is still under review.

     According to the July 19, 2000, application, the transfer of PECO's 50 percent interest in AmerGen to EGC may be delayed beyond the closing of the merger. During this interim period, Exelon Corporation would become and continue to be the direct parent of PECO pending the receipt of necessary approvals to allow PECO's generating assets, including its interest in AmerGen, to be transferred to EGC; PECO would continue to hold its 50 percent interest in AmerGen, which will continue to be the sole owner and operator of Clinton.

     Approval of the indirect transfer of the facility operating license that would occur under the immediately preceding circumstances was requested by AmerGen pursuant to 10 CFR 50.80. Notice of the request for approval and an opportunity for a hearing was published in the FEDERAL REGISTER on August 31, 2000 (65 FR 53035). The Commission received no comments or requests for hearing pursuant to such notice.

     Under 10 CFR 50.80, no license, or any right thereunder, shall be transferred, directly or indirectly, through transfer of control of the license, unless the Commission shall give its consent in writing. Upon review of the information in the July 19, 2000, application by AmerGen, the September 15, 2000, supplement, and other information before the Commission, the NRC staff has determined that the proposed corporate restructuring under which Exelon Corporation will become the parent of PECO while PECO continues to hold its ownership interest in AmerGen, will not affect the qualifications of AmerGen as holder of the license described above, and that the indirect transfer of the license, to the extend effected by the proposed corporate restructuring, is otherwise consistent with applicable provisions of law, regulations, and orders issued by the Commission, subject to the condition set forth below.

     The findings set forth above are supported by a safety evaluation dated October 5, 2000.

                                     III.

     Accordingly, pursuant to Sections 161b, 151i, and 184 of the Atomic Energy Act of 1954, as amended, 42 USC (S)(S)2201(b), 2201(i), and 2234; and 10 CFR
50.80, IT IS HEREBY ORDERED that the application regarding the indirect license transfer related to the proposed corporate restructuring is approved, subject to the following condition:

     (1) Should the proposed merger and restructuring not be completed by October 5, 2001, this Order shall become null and void, provided, however, upon written application and for good cause shown, such date may in writing be extended.

          This Order is effective upon issuance.

          For further details with respect to this Order, see the application dated July 19, 2000, supplemental submittal dated September 15, 2000, and the safety evaluation dated October 5, 2000, which are available for public inspection at the Commission's Public Document Room, located at One White Flint North, 11555 Rockville Pike (first floor), Rockville, Maryland, and accessible electronically through the ADAMS Public Electronic Reading Room link at the NRC Web site (http://www.nrc.gov).

          Dated at Rockville, Maryland, this 5th day of October 2000.

                                           FOR THE NUCLEAR REGULATORY COMMISSION

                          Samuel J. Collins, Director
                          Office of Nuclear Reactor Regulation

                                                                   Exhibit D-4.2

                           UNITED STATES OF AMERICA
                           ------------------------

                         NUCLEAR REGULATORY COMMISSION
                         -----------------------------

In the Matter of                                )
                                                )
AMERGEN ENERGY COMPANY, LLC                     )        Docket No. 50-219
                                                )
(Oyster Creek Nuclear Generating Station)       )

                ORDER APPROVING APPLICATION REGARDING PROPOSED

                            CORPORATE RESTRUCTURING


                                      I.

     AmerGen Energy Company, LLC (AmerGen, the licensee) is the holder of Facility Operating License No. DPR-16, which authorizes AmerGen to possess, use, and operate Oyster Creek Nuclear Generating Station (Oyster Creek or the facility). The facility is located at the licensee's site in Ocean County, New Jersey. British Energy, Inc., and PECO Energy Company (PECO) each own 50 percent of AmerGen.


                                      II.

     By application dated July 19, 2000, AmerGen requested approval of the indirect transfer of the facility operating license to Exelon Corporation, to the extent such would occur upon PECO becoming a subsidiary of Exelon Corporation, a new corporation to be formed in connection with the proposed merger of Unicom Corporation (Unicom), the parent of Commonwealth Edison Company, and PECO. Supplemental information was provided by a submittal dated September 15, 2000.

     Under the proposed merger, PECO will become a direct or indirect subsidiary of Exelon Corporation. The merger was previously the subject of an AmerGen application dated February

28, 2000, in which AmerGen requested approval of the indirect transfer of the Oyster Creek license (and certain other licenses held by AmerGen) that would occur as a result of a proposed transfer of PECO's 50 percent interest in AmerGen to Exelon Generation Company, LLC (EGC). EGC is to be formed in connection with the merger between Unicom and PECO referred to above, and will also become a subsidiary of Exelon Corporation. British Energy, Inc. is not involved in the merger, and its interest in AmerGen will remain unchanged. The February 28, 2000, application is still under review.

     According to the July 19, 2000, application, the transfer of PECO's 50 percent interest in AmerGen to EGC may be delayed beyond the closing of the merger. During this interim period, Exelon Corporation would become and continue to be the direct parent of PECO pending the receipt of necessary approvals to allow PECO's generating assets, including its interest in AmerGen, to be transferred to EGC; PECO would continue to hold its 50 percent interest in AmerGen, which will continue to be the sole owner and operator of Oyster Creek.

     Approval of the indirect transfer of the facility operating license that would occur under the immediately preceding circumstances was requested by AmerGen pursuant to 10 CFR 50.80. Notice of the request for approval and an opportunity for a hearing was published in the FEDERAL REGISTER on August 31, 2000 (65 FR 53034). The Commission received no comments or requests for hearing pursuant to such notice.

     Under 10 CFR 50.80, no license, or any right thereunder, shall be transferred, directly or indirectly, through transfer of control of the license, unless the Commission shall give its consent in writing. Upon review of the information in the July 19, 2000, application by AmerGen, the September 15, 2000, supplement, and other information before the Commission, the NRC staff has determined that the proposed corporate restructuring under which Exelon Corporation will become the parent of PECO while PECO continues to hold its ownership interest in AmerGen, will not affect the qualifications of AmerGen as holder of the license described above, and that the indirect transfer of the license, to the extent effected by the proposed corporate restructuring, is otherwise consistent with applicable provisions of law, regulations, and orders issued by the Commission, subject to the condition set forth below.

     The findings set forth above are supported by a safety evaluation dated October 5, 2000.


                                     III.

     Accordingly, pursuant to Sections 161b, 161i, and 184 of the Atomic Energy Act of 1954, as amended, 42 USC (S)(S)2201(b), 2201(i), and 2234; and 10 CFR
50.80, IT IS HEREBY ORDERED that the application regarding the indirect license transfer related to the proposed corporate restructuring is approved, subject to the following condition:

(1) Should the proposed merger and restructuring not be completed by October 5 , 2001, this Order shall become null and void, provided, however, upon written application and for good cause shown, such date may in writing be extended.

     This Order is effective upon issuance.

     For further details with respect to this Order, see the application dated July 19, 2000, supplemental submittal dated September 15, 2000, and the safety evaluation dated October 5, 2000, which are available for public inspection at the Commission's Public Document Room, located at One White Flint North, 11555 Rockville Pike (first floor), Rockville, Maryland, and accessible electronically through the ADAMS Public Electronic Reading Room, link at the NRC Web site (http://www.nrc.gov).
--------------------

     Dated at Rockville, Maryland, this 5th day of October 2000.

                                   FOR THE NUCLEAR REGULATORY COMMISSION


                                   Samuel J. Collins, Director
                                   Office of Nuclear Reactor Regulation

                                                                   Exhibit D-4.2

                           UNITED STATES OF AMERICA
                           ------------------------

                         NUCLEAR REGULATORY COMMISSION
                         -----------------------------


In the Matter of                                )
                                                )
AMERGEN ENERGY COMPANY, LLC                     )           Docket No. 50-289
                                                )
(Three Mile Island Nuclear Station, Unit 1)     )

                ORDER APPROVING APPLICATION REGARDING PROPOSED

                            CORPORATE RESTRUCTURING


                                      I.


     AmerGen Energy Company, LLC (AmerGen, the licensee) is the holder of Facility Operating License No. DPR-50, which authorizes AmerGen to possess, use, and operate Three Mile Island Nuclear Station, Unit 1 (TMI-1 or the facility). The facility is located at the licensee's site in Dauphin County, Pennsylvania. British Energy, Inc., and PECO Energy Company (PECO) each own 50 percent of AmerGen.


                                      II.

     By application dated July 19, 2000, AmerGen requested approval of the indirect transfer of the facility operating license to Exelon Corporation, to the extent such would occur upon PECO becoming a subsidiary of Exelon Corporation, a new corporation to be formed in connection with the proposed merger of Unicom Corporation (Unicom), the parent of Commonwealth Edison Company, and PECO. Supplemental information was provided by a submittal dated September 15, 2000.

     Under the proposed merger, PECO will become a direct or indirect subsidiary of Exelon Corporation. The merger was previously the subject of an AmerGen application dated February

28, 2000, in which AmerGen requested approval of the indirect transfer of the TMI-i license (and certain other licenses held by AmerGen) that would occur as a result of a proposed transfer of PECO's 50 percent interest in AmerGen to Exelon Generation Company, LLC (EGC). EGC is to be formed in connection with the merger between Unicom and PECO referred to above, and will also become a subsidiary of Exelon Corporation. British Energy, Inc., is not involved in the merger and its interest in AmerGen will remain unchanged. The February 28, 2000, application is still under review.

     According to the July 19, 2000, application, the transfer of PECO's 50 percent interest in AmerGen to EGC may be delayed beyond the closing of the merger of Unicom and PECO. During this interim period, Exelon Corporation would become and continue to be the direct parent of PECO pending the receipt of necessary approvals to allow PECO's generating assets, including its interest in AmerGen, to be transferred to EGC; PECO would continue to hold its 50 percent interest in AmerGen, which will continue to be the sole owner and operator of TMI-1.

     Approval of the indirect transfer of the facility operating license that would occur under the immediately preceding circumstances was requested by AmerGen pursuant to 10 CFR 50.80, Notice of the request for approval and an opportunity for a hearing was published in the FEDERAL REGISTER on August 31, 2000 (65 FR 53036). The Commission received no comments or requests for hearing pursuant to such notice.

     Under 10 CFR 50.80, no license, or any right thereunder, shall be transferred, directly or indirectly, through transfer of control of the license, unless the Commission shall give its consent in writing. Upon review of the information in the July 19, 2000, application by AmerGen, the September 15, 2000, supplement, and other information before the Commission, the NRC staff has determined that the proposed corporate restructuring under which Exelon Corporation will become the parent of PECO while PECO continues to hold its ownership interest in AmerGen, will not affect the qualifications of AmerGen as holder of the license described, above, and that the indirect transfer of the license, to the extent effected by the proposed corporate restructuring, is otherwise consistent with applicable provisions of law, regulations, and orders issued by the Commission, subject to the condition set forth below.

     The findings set forth above are supported by a safety evaluation dated October 5, 2000.

                                     III.

     Accordingly, pursuant to Sections 161b, 161i, and 184 of the Atomic Energy Act of 1954, as amended, 42 USC (S)(S)2201(b), 2201(i), and 2234; and 10 CFR
50.80, IT IS HEREBY ORDERED that the application regarding the indirect license transfer related to the proposed corporate restructuring is approved, subject to the following condition:

(1) Should the proposed merger and restructuring not be completed by October 5 2001, this Order shall become null and void, provided, however, upon written application and for good cause shown, such date may in writing be extended.

     This Order is effective upon issuance.

     For further details with respect to this Order, see the application dated July 19, 2000, the supplemental submittal dated September 15, 2000, and the safety evaluation dated October 5, 2000, which are available for public
North, 11555 Rockville Pike (first floor), Rockville, Maryland, and accessible electronically through the ADAMS Public Electronic Reading Room link at the NRC Web site (http://www.nrc.gov).

     Dated at Rockville, Maryland, this 5th day of October 2000.

                         FOR THE NUCLEAR REGULATORY COMMISSION

                         Samuel J. Collins, Director
                         Office of Nuclear Reactor Regulation